Filed Pursuant to Rule 424(b)(5)

Registration No. 333-291258

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 4, 2025)

Up to $2,625,000

Class A Common Stock

We have entered into that certain Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”), dated August 26, 2026, by and between Healthy Choice Wellness Corp. (“HCWC,” the “Company,” “we” or “our”) and Cantor Fitzgerald & Co. (“Cantor” or the “Agent”), relating to the sale of shares of our Class A common stock offered hereby. In accordance with the terms of the Sales Agreement, we may issue and sell from time to time shares of our Class A common stock having an aggregate offering price of up to $2,625,000 to or through Cantor, acting as principal and/or sales agent, as applicable.

Sales of our Class A common stock, if any, under this prospectus supplement may be in transactions that are deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the New York Stock Exchange American (“NYSE American”) or any other existing trading market for our Class A common stock, in ordinary brokers’ transactions, to or through a market maker, directly to the Agent as principal, in privately negotiated transactions, in block trades or in any other method permitted by law. The Agent is not required to sell any specific amount of shares but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the Agent and us.

We will pay the Agent a commission of up to 3.0% of the gross proceeds from the sale of Class A common stock sold through the Agent under the Sales Agreement. We have also agreed to reimburse the Agent for certain of its reasonable and documented fees and expenses. In connection with the sale of the Class A common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the Agent will be deemed to be an underwriting commission or discount. We have also agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” in the accompanying prospectus.

Settlement of any sales of our Class A common stock will occur on the first trading day following the date on which such sales are made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our Class A common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent may agree.

We have two classes of common stock outstanding: Class A common stock and Class B common stock. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by law. Holders of Class A common stock and Class B common stock are each entitled to one vote per share on all matters submitted to the stockholders. See “Description of Capital Stock” in the accompanying prospectus.

Our Class A common stock is listed on NYSE American under the symbol “HCWC.” On August 25, 2026, the last reported sale price of our Class A common stock on NYSE American was $0.29 per share.

Investing in our Class A common stock involves risk. Please see the section entitled “Risk Factors” on page S-6 of this prospectus supplement and in the accompanying prospectus and the documents that are incorporated by reference before you invest in our securities. See “Where You Can Find More Information” and “Incorporation by Reference” below.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

Cantor

The date of this prospectus supplement is August 26, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”), using the “shelf” registration process. Under this shelf registration process, we may, from time to time, sell shares of our Class A common stock in one or more offerings. This prospectus supplement describes the terms of this offering of our Class A common stock and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The accompanying prospectus dated November 4, 2025, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to “this prospectus” herein, we are referring to both this prospectus supplement and the accompanying prospectus combined.

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. Neither we nor the Agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Agent are making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate or complete as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement or in the accompanying prospectus), the statement in the document having the later date modifies or supersedes the earlier statement. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may find the registration statement, including exhibits, on the SEC’s website at www.sec.gov. See “Where You Can Find More Information” and “Incorporation by Reference.”

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the Class A common stock offered by this prospectus supplement. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

Neither the delivery of this prospectus supplement nor any sale made hereunder should be deemed to imply that there has been no change in the affairs of the Company since the date of this prospectus supplement or that the information herein is correct as of any time subsequent to its date. This prospectus supplement relates only to the Class A common stock offered hereby and is not to be relied upon in connection with the purchase or sale of any other securities of the Company.

In this prospectus supplement, except as otherwise indicated or as the context otherwise requires, “HCWC,” “we,” “us,” “our” and the “Company” refer to Healthy Choice Wellness Corp. and its consolidated subsidiaries.

S-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements, which reflect our current views with respect to, among other things, our operations and financial performance. All statements other than statements of historical facts contained in this prospectus supplement and the accompanying prospectus are forward-looking statements, including any statements regarding our business, operations and financial performance. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievement to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including:

●	our ability to obtain the stockholder approvals required to complete the Merger (as defined below);

●	our ability to satisfy or obtain timely waivers of the conditions required to close the Merger or complete the Merger on the anticipated timeline, or at all;

●	our ability to realize the anticipated benefits or synergies from the Merger on the anticipated timeline, or at all;

●	our preliminary estimate of cash and cash equivalents as of June 30, 2026, including the possibility that such estimate may differ materially from the amount ultimately reported in our financial statements;

●	our expectation regarding the use of proceeds from this offering;

●	our ability to successfully grow our grocery business;

●	our ability to achieve certain financial results from our natural grocery stores and any newly acquired stores;

●	our ability to achieve expected sales and operating levels at our stores on a timely basis or at all;

●	our ability to successfully identify market trends and react to changing consumer preferences in a timely manner;

●	the effects of changes in merchandising strategies, product mix, store performance, inventory management, new store openings, marketing initiatives, seasonal fluctuations, weather conditions, competition, regulatory developments, supply shortages, and general economic and retail market conditions on our comparable store sales and financial performance;

●	the effects of competition in our markets;

●	our ability and the ability of third party suppliers to comply with regulatory requirements or provide products that meet our specifications;

●	our ability to maintain significant supplier relationships;

●	the effects of geographic concentration of our stores, particularly in the event the local economies experience regional downturns, severe weather or other catastrophic occurrences;

●	our ability to manage, defend against, resolve, or mitigate claims, investigations, enforcement actions, or other proceedings by consumers, regulatory agencies, or other parties relating to our products;

●	the effects of product supply disruptions which may impact our sales and profitability of fresh produce and quality natural and organic products;

●	our ability to manage and mitigate the risks associated with changes in supplier distribution strategies, including the diversion of specialty products to alternative retail channels;

●	the effects of geopolitical events and other events including widespread health epidemics on our business and the communities we serve;

●	our ability to successfully manage, respond to, and mitigate the effects of union activity, collective bargaining efforts, labor organizing activities, work stoppages, or other labor-related actions involving our employees or third-party transportation providers;

●	the effects of real or perceived quality or food safety concerns which may cause unexpected side effects, illness, injury or death that could result in the discontinuance of products or expose us to lawsuits;

●	the effects of fluctuations in commodity prices and availability;

●	the effects of high wage and benefit costs on our business and financial condition;

●	the volatility, liquidity and trading of our Class A common stock and warrants;

●	our ability to effectively protect against, defend, resolve, or mitigate the impacts of legal proceedings, claims, investigations, or other litigation to which we may become subject; and

●	other risk factors as detailed from time to time in our reports filed with the SEC, such as our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, Current Reports on Form 8-K and other documents filed with the SEC. See “Where You Can Find More Information.”

In some cases, you can identify forward-looking statements by terms such as “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” or the negative of these terms and other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as guarantees of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Key factors that could cause actual results to differ from our expectations include, but are not limited to, the risks described under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus, and under similar headings in other documents that are incorporated herein by reference.

S-2

SUMMARY

This summary highlights certain information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. We encourage you to read this entire prospectus supplement, the accompanying prospectus, the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” together with our consolidated financial statements and the related notes thereto in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and the other documents incorporated herein by reference, before making a decision whether to invest in our Class A common stock.

Company Overview

Healthy Choice Wellness Corp. is a holding company focused on providing consumers with healthier daily choices with respect to nutrition and other lifestyle alternatives. Through its wholly owned subsidiaries, the Company operates:

●	Healthy Choice Markets, Inc. (DBA Ada’s Natural Market), a natural and organic grocery store offering fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.Adasmarket.com);

●	Healthy Choice Markets 2, LLC (DBA Paradise Health & Nutrition), operating three stores that likewise offer fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health and beauty products and natural household items (www.ParadiseHealthDirect.com);

●	Healthy Choice Markets 3, LLC (DBA Mother Earth’s Storehouse), an organic and health food and vitamin store in New York’s Hudson Valley, which has been in existence for over 40 years (www.MotherEarthStorehouse.com);

●	Healthy Choice Markets IV, LLC (DBA Green’s Natural Foods), managing eight stores in New York and New Jersey, offering a selection of 100% organic produce and all-natural, non-GMO groceries and bulk foods; a wide selection of local products; an organic juice and smoothie bar; a fresh foods department, which offers fresh and healthy “grab & go” foods; a full selection of vitamins & supplements; as well as health and beauty products (www.Greensnaturalfoods.com);

●	Healthy Choice Markets V, LLC (DBA Ellwood Thompson’s), an organic and natural health food and vitamin store located in Richmond, Virginia (www.ellwoodthompsons.com); and

●	Healthy Choice Markets VI, LLC (DBA GreenAcres Market), an organic and natural health food and vitamin chain with five store locations in Kansas and Oklahoma. GreenAcres Market is a chain of premier natural foods stores, offering organic and all natural products and vitamins from both top national brands as well as locally sourced specialty brands (www.greenacres.com).

Through its wholly owned subsidiary, Healthy U Wholesale, Inc., the Company sells vitamins and supplements, as well as health, beauty, and personal care products on its website www.TheVitaminStore.com.

Healthy Choice Wellness Corp. was incorporated in the State of Delaware on September 26, 2022. As of the date of this prospectus, our Class A common stock trades on the NYSE American under the symbol “HCWC”. Our principal executive offices are located at 3800 North 28th Way, Hollywood, Florida 33020, and our telephone number is (305) 600-5004. Our corporate website address is https://hcwc.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus, and you should not consider it part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

S-3

Recent Developments

Merger with Host Digital Infrastructure LLC

On May 27, 2026, we entered into an Agreement and Plan of Merger with Host Digital Infrastructure LLC (“Host Digital”) and our wholly owned subsidiary, Healthy Choice Wellness II Corp., pursuant to which Healthy Choice Wellness II Corp. will merge with and into Host Digital, with Host Digital surviving as our wholly owned subsidiary (the “Merger”), subject to the satisfaction or waiver of customary closing conditions, including approval by our stockholders. Additional information regarding the Merger is contained in our Current Report on Form 8-K filed with the SEC on May 29, 2026, which is incorporated by reference into this prospectus supplement.

Additional Issuance of Series A Convertible Preferred Stock

On July 31, 2026, we filed a Certificate of Amendment (the “Amendment”) to the Second Amended and Restated Certificate of Designations of the Series A Convertible Preferred Stock (“Series A Stock”), which increased the number of authorized Series A Stock from 5,250 to 7,000. Following the filing of the Amendment, the existing holders of Series A Stock waived certain rights to participate in future equity offerings of HCWC in exchange for 1,313 shares (the “Exchange Shares”) of Series A Stock. The Exchange Shares are convertible into 951,087 shares of the Company’s Class A common stock at a conversion price of $1.38 per share.

Exchange of Debt for Class A Common Stock

On August 7, 2026, a holder of a promissory note (the “Note”) issued by us, pursuant to an exchange agreement (an “Exchange Agreement”) entered into on May 28, 2026, exchanged an aggregate amount of $692,671 of principal of the Note for 2,565,450 shares of our Class A common stock at a price per share of $0.27 (the “Exchange”). The Note was issued pursuant to that Loan and Security Agreement (the “Credit Agreement”), dated as of July 18, 2024, among us and certain lenders named therein. Following the Exchange, approximately $2.1 million will remain unpaid pursuant to the Credit Agreement.

Emerging Growth Company and Smaller Reporting Company Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of

Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and securityholder approval of any “golden parachute” payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or that do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is not an emerging growth company or is an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the initial public offering (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700.0 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We are also a “smaller reporting company,” as defined in the Exchange Act. Even after we no longer qualify as an emerging growth company, we may still qualify as a smaller reporting company, which would allow us to continue taking advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. In addition, for so long as we continue to qualify as a non-accelerated filer, we will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act.

Corporate Information

Healthy Choice Wellness Corp. was incorporated in the State of Delaware on September 26, 2022. As of the date of this prospectus, our Class A common stock trades on the NYSE American under the symbol “HCWC”.

Our principal executive offices are located at 3800 North 28th Way, Unit #1 Hollywood, Florida 33020, and our telephone number is (305) 600-5004. Our corporate website address is https://hcwc.com. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

S-4

The Offering

Issuer	Healthy Choice Wellness Corp., a Delaware corporation.

Class A Common Stock Offered By Us	Shares of our Class A common stock having an aggregate offering price of up to $2,625,000.

Class A Common Stock to be Outstanding After This Offering	Up to 41,832,828 shares, assuming sales of 9,375,000 shares of our Class A Common Stock in this offering at a price of $0.28 per share, which was the closing price of our Class A Common Stock on NYSE American on August 21, 2026. The actual number of shares issued will vary depending on how many shares we choose to sell and the sales price under this offering.

Class B Common Stock to be Outstanding After This Offering	None.

Manner Of Offering	Sales of our Class A Common Stock, if any, will be made from time to time in sales deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act to or through Cantor acting as the principal and/or the sales agent. Cantor will use commercially reasonable efforts to sell on our behalf all of the Class A common stock requested to be sold by us, consistent with its normal trading and sales practices. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement.

Use Of Proceeds	We intend to use the net proceeds from this offering, if any, for general corporate purposes. See “Use of Proceeds.”

NYSE Symbol For Our Class A Common Stock	“HCWC”

Risk Factors	Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” in this prospectus supplement, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A common stock.

Transfer Agent And Registrar	Equity Stock Transfer LLC

The numbers of shares of our common stock to be outstanding after this offering are based on 32,457,828 shares of Class A common stock outstanding, and 0 shares of our Class B common stock outstanding, in each case as of August 14, 2026, and assume that we issue and sell 9,375,000 shares of our Class A common stock in this offering. Unless the context otherwise requires, as of August 14, 2026, the number of shares of our common stock to be outstanding after this offering excludes 4,755,435 shares of Class A common stock issuable upon the conversion of outstanding shares of Series A Convertible Preferred Stock (the “Series A Stock”) at a conversion price of $1.38 per share.

S-5

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, as well as any amendments or updates thereto reflected in subsequent filings, each of which are incorporated by reference in this prospectus supplement and the accompanying prospectus, and all of the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks are realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our Class A common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we deem are immaterial may also materially harm our business, operating results and financial condition and could result in a loss of your investment.

Risks Related to This Offering

If we fail to maintain compliance with the NYSE American continued listing standards, the NYSE American may delist our Class A common stock, which could materially and adversely affect our Company, the market price of our Class A common stock and your ability to sell your shares of our Class A common stock.

Our Class A common stock is currently listed on NYSE American. To maintain this listing, we must satisfy continued listing requirements and standards. If we fail to maintain compliance with the NYSE American continued listing standards, NYSE American may delist our Class A common stock.

The delisting of our Class A common stock could materially and adversely affect us by, among other things, reducing the liquidity and market price of our Class A common stock; reducing the number of investors willing to hold or acquire our Class A common stock, which could negatively impact our ability to raise equity financing; decreasing the amount of news and analyst coverage of us; and limiting our ability to issue additional securities or obtain additional financing in the future. In addition, delisting from the NYSE American may negatively impact our reputation and, consequently, our business and operations.

We have broad discretion in the use of the net proceeds from this offering.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways with which you may not agree. Accordingly, you will be relying on the judgment of our management with regard to the use of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested or otherwise used in a way that does not yield a favorable, or any, return for the Company.

Investors in this offering may experience immediate dilution in the net tangible book value per share of the Class A common stock they purchase.

The price per share of our Class A common stock being offered may be higher than the net tangible book value per share of our Class A common stock, and as such, you may suffer immediate dilution in the net tangible book value of the Class A common stock you purchase in this offering. Assuming that an aggregate 9,375,000 shares of our Class A common stock are sold pursuant to this prospectus supplement at a price of $0.28 per share, which was the last reported sale price of our Class A common stock on NYSE American on August 21, 2026, for aggregate net proceeds of $2.275 million after deducting estimated commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $0.04 per share, representing the difference between our pro forma net tangible book value per share as of June 30, 2026 after giving effect to this offering and the assumed offering price. See “Use of Proceeds” beginning on page S-8 of this Prospectus Supplement for a more detailed illustration of the dilution you could incur if you participate in this offering.

Our stockholders may experience significant dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock in future transactions may be higher or lower than the price per share in this offering.

S-6

It is not possible to predict the actual number of shares we will sell under the Sales Agreement or aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold through or to the Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our Class A common stock during the sales period, any limits we may set with the Agent in any applicable placement notice and the demand for our Class A common stock. Because the price per share of each share sold pursuant to the Sales Agreement will fluctuate over time, it is not currently possible to predict the actual number of shares that will be sold or the aggregate proceeds to be raised in connection with sales under the Sales Agreement.

The Class A common stock offered hereby will be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

We do not intend to pay dividends on our Class A common stock, so any returns will be limited to the value of our stock.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the appreciation of their stock.

Our stock price and the trading volume of our stock may be volatile and investors may not be able to resell shares of our Class A common stock at or above the price they paid.

The trading price of our Class A common stock could be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The market price for our Class A common stock may be influenced by many factors, including:

●	developments relating to the Merger with Host Digital, including announcements regarding the status or timing of the transaction or the failure to complete the transaction;
●	actual or anticipated sales of shares of our Class A common stock under this offering or other equity financings, and the potential dilutive effect of such transactions;
●	our ability to execute our business strategy, including the performance of our grocery business and, if the Merger is completed, the business and operations of the combined company;
●	changes in earnings estimates or recommendations by securities analysts;
●	changes in applicable laws or regulations affecting our business or, if the Merger is completed, the business of the combined company;
●	general economic, industry and market conditions; and
●	the other factors described in the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2025 and in our Quarterly Report on Form 10-Q for the period ended March 31, 2026 and in subsequent filings, which are incorporated by reference into this prospectus supplement.

In addition, the securities markets in general have experienced, and may continue to experience, significant price and volume volatility that may be unrelated to our operating performance. Broad market and industry fluctuations may adversely affect the trading price or liquidity of our Class A common stock regardless of our actual operating performance.

S-7

USE OF PROCEEDS

We may issue and sell shares of our Class A common stock hereunder from time to time having an aggregate offering price of up to $2,625,000. Because there is no minimum offering amount required to be sold in this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds, if any, from this offering for general corporate purposes, which may include, without limitation, repayment or refinancing of debt or other corporate obligations, capital expenditures, working capital, acquisitions and repurchases and redemptions of our securities, acquisitions of, or control investments in, complementary operating companies. We may also use the proceeds for temporary investments in liquid assets that may include money market funds and guaranteed obligations of the U.S. government until necessary for general corporate purposes.

S-8

DIVIDEND POLICY

We have not paid any cash dividends on our Class A common stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we incur. We do not anticipate declaring any cash dividends to holders of our Class A common stock in the foreseeable future.

S-9

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of certain U.S. federal income tax consequences relevant to the purchase, ownership and disposition of our Class A common stock issued pursuant to this offering by Non-U.S. Holders (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated or proposed thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this prospectus supplement. These authorities are subject to change or differing interpretation, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and will not seek, any rulings from the IRS regarding the matters discussed below, and there can be no assurance that the IRS will not take a position contrary to those discussed below or that any position taken by the IRS would not be sustained.

This summary is applicable only to Non-U.S. Holders who purchase our Class A common stock pursuant to this offering and who hold our Class A common stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment purposes). This summary also does not address any possible applicability of any U.S. federal tax other than income tax (such as estate tax or gift tax), the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, the Medicare contribution tax imposed on net investment income, or the effects of Section 451 of the Code with respect to conforming the timing of income accrual to financial statements. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;
●	persons subject to the alternative minimum tax;
●	real estate investment trusts and regulated investment companies;
●	tax-exempt organizations;
●	pension funds;
●	brokers and dealers in securities or currencies;
●	traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;
●	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;
●	persons who own, or are deemed to own, more than 5% of our company (except to the extent specifically set forth below);
●	persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
●	persons that are partnerships (or other entities or arrangements classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or investors in such entities;
●	certain former citizens or long-term residents of the United States;
●	persons who hold our Class A common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; and
●	persons deemed to sell our Class A common stock under the constructive sale provisions of the Code.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships considering an investment in our Class A common stock, and partners in such partnerships, should consult their tax advisors regarding the purchase, ownership and disposition of our Class A common stock.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

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Non-U.S. Holder Defined

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of our Class A common stock who is neither a “U.S. Person” (as defined below) nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes. A “U.S. Person” is any person that, for U.S. federal income tax purposes, is or is treated as:

●	an individual citizen or resident of the United States;
●	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons,” as defined in the Code, have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Distributions

Distributions we make with respect to our Class A common stock (other than certain pro rata distributions of Class A common stock) generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, as of the end of the taxable year of the distribution. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will first constitute a non-taxable return of capital, which reduces a Non-U.S. Holder’s tax basis in its shares of our Class A common stock (determined separately for each share), but not below zero, and thereafter will be treated as gain from the sale of stock.

Any dividend on our Class A common stock paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, subject to any exemption or lower rate as may be specified by an applicable tax treaty, unless the dividends are effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States). The applicable withholding agent may withhold up to 30% of the gross amount of the entire distribution even if the amount of the distribution is greater than the amount constituting a dividend, as described above, to the extent provided for in the Treasury regulations. If tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, then a Non-U.S. Holder may obtain a refund of any excess amounts withheld if it timely files an appropriate claim for refund with the IRS.

In order to receive a reduced rate of or an exemption from withholding tax under an income tax treaty, a Non-U.S. Holder is required to satisfy certain certification requirements, which may be met by providing the applicable withholding agent with a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate version of IRS Form W-8), as applicable, certifying under penalty of perjury as to its qualification for the reduced rate or exemption. Special certification and other requirements apply to certain Non-U.S. Holders that are partnerships or other pass-through entities.

Dividends received by a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) generally will be exempt from withholding tax. In order to obtain this exemption, a Non-U.S. Holder must satisfy certain certification requirements, which may be met by providing the applicable withholding agent with a properly completed IRS Form W-8ECI certifying that the dividends are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States. Such effectively connected dividends (which, if required by an applicable income tax treaty, are also attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), are subject to U.S. federal income tax and are taxed at the same graduated rates applicable to “United States persons” (as defined in the Code), net of certain deductions and credits. In addition, if a Non-U.S. Holder is a corporation, such dividends received that are effectively connected with such holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable tax treaty.

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If a Non-U.S. Holder is eligible for a reduced rate of or an exemption from withholding tax pursuant to an income tax treaty, then such holder may obtain a refund of any excess amounts withheld if it timely files an appropriate claim for refund with the IRS.

Gain on the Sale or Other Taxable Disposition of Class A common stock

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:

●	that gain is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);
●	the Non-U.S. Holder is a nonresident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or
●	our Class A common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation” for U.S. federal income tax purposes, which we refer to as a “USRPHC,” at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for our Class A common stock.

In general, a corporation is a USRPHC if the fair market value of its U.S. real property interests (as defined in the Code and applicable Treasury regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide (domestic and foreign) real property interests and its other assets used or held for use in a trade or business. We believe that we are not and do not anticipate becoming a USRPHC for U.S. federal income tax purposes prior to the Merger. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we currently are not a USRPHC or will not become a USRPHC in the future, including as a result of the Merger. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our Class A common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax as a result of our being a USRPHC if our Class A common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. If we are or were to become a USRPHC and our Class A common stock were not considered to be “regularly traded” on an established securities market during the calendar year in which the relevant disposition by a Non-U.S. Holder occurs, then the foregoing exception would not apply and such Non-U.S. Holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a sale or other taxable disposition of our Class A common stock and a 15% U.S. federal withholding tax would apply to the gross proceeds from such disposition.

A Non-U.S. Holder described in the first bullet above generally will be required to pay income tax on the net gain derived from the sale or disposition of our Class A common stock under regular graduated U.S. federal income tax rates, as if such holder were a “United States person” (as defined in the Code), except as otherwise provided by an applicable income tax treaty. In addition, corporate Non-U.S. Holders described in the first bullet above may be subject to an additional branch profits tax at a 30% rate, subject to any exemption or lower rate as may be specified by an applicable tax treaty.

A Non-U.S. Holder who is an individual described in the second bullet above will be subject to tax at a rate of 30% on the amount by which such holder’s capital gains allocable to U.S. sources, including gain from the sale or other disposition of our Class A common stock during a year, exceed capital losses allocable to U.S. sources for such year, except as otherwise provided in an applicable income tax treaty.

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Information Reporting and Backup Withholding

We will, where required, report to the IRS and to Non-U.S. Holders, the amount of dividends paid, the name and address of the recipients, and the amount, if any, of tax withheld. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the Non-U.S. Holder’s country of residence.

Payments of dividends made to a Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24%) unless the Non-U.S. Holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or another appropriate version of IRS Form W-8), as applicable. Notwithstanding the foregoing, backup withholding may apply if either we or an applicable withholding agent has actual knowledge, or reason to know, that the holder is a “United States person” (as defined in the Code).

In addition, proceeds from the sale or other taxable disposition of our Class A common stock outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the backup withholding and information reporting requirements. However, information reporting, but not backup withholding, generally will apply to a payment of sales proceeds, even if that payment is made outside the United States, if the Non-U.S. Holder sells or otherwise disposes of our Class A common stock through a non-U.S. office of a broker that has specified types of connections with the United States, unless the broker has documentary evidence in its records that the holder is not a United States person and specified conditions are met, or the holder otherwise establishes an exemption. If a Non-U.S. Holder receives payments of the proceeds of a sale of our Class A common stock to or through a U.S. office of a broker, the payment will be subject to both backup withholding and information reporting unless such holder properly provides an IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate version of IRS Form W-8), as applicable, certifying that such holder is not a United States person or otherwise establishes an exemption, and the broker does not know or have reason to know that such holder is a United States person.

Backup withholding is not an additional tax. Amounts withheld from payments to a Non-U.S. Holder under the backup withholding rules will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

FATCA

Sections 1471 through 1474 of the Code, commonly referred to as FATCA, impose a U.S. federal withholding tax of 30% on dividends on, and on the gross proceeds from the sale or other disposition of, our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code and whether received as a beneficial owner or as an intermediary for another party), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any ‘‘substantial United States owners’’ (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. government requiring, among other things, that it undertakes to withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders (and certain equity and debt holders), and to annually identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. In December 2018, the Treasury Department issued proposed regulations indicating its intent to eliminate the requirements under FATCA of withholding on gross proceeds from the sale or other disposition of Class A common stock. Pursuant to the preamble to those proposed Treasury regulations, the issuer and any withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until the proposed Treasury regulations are terminated or the final Treasury regulations are issued.

We will not pay any additional amounts with respect to any amounts withheld, including pursuant to FATCA. Prospective investors should consult with their own tax advisors regarding the possible implications of FATCA on their investment in our Class A common stock.

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PLAN OF DISTRIBUTION

We entered into the Sales Agreement with Cantor on August 26, 2026. Under the terms of the Sales Agreement, we may offer and sell up to $2,625,000 of shares of our Class A common stock from time to time to or through Cantor, acting as the principal and/or the sales agent. Sales of shares of our Class A common stock, if any, will be made in negotiated transactions, including block trades or block sales, or at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including without limitation sales made through the NYSE American or any other trading market for our common stock, or by any other method permitted by law. If authorized by us in writing, Cantor may purchase shares of our Class A common stock as principal. Sales pursuant to the Sales Agreement may also be made through an affiliate of Cantor.

Upon delivery of a placement notice to Cantor and subject to the terms and conditions of the Sales Agreement, Cantor may sell shares of our Class A common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor not to sell shares of our Class A common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of shares of our Class A common stock upon notice and subject to other conditions.

We will pay Cantor for its services in acting as agent in the sale of shares of our Class A common stock in connection with this offering, a commission, in cash, at a rate of up to 3.0% of the gross sales price per share issued by us and sold pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified fees and documented expenses, including the reasonable and documented out-of-pocket fees and disbursements of Cantor’s counsel in an amount not to exceed (a) $125,000 in connection with the execution of the Sales Agreement, (b) $25,000 per calendar quarter thereafter payable in connection with each representation date with respect to which the Company is obligated to deliver a certificate pursuant to the terms of the Sales Agreement and (c) $40,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the shares of Class A common stock and/or an amendment of the Sales Agreement) executed pursuant to the Sales Agreement.

Unless otherwise specified in the applicable placement notice, settlement for sales of shares of our Class A common stock will occur on the business day immediately following the date on which any sales are made, in return for payment of the net proceeds to us. Sales of shares of our Class A common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices and applicable state and federal laws, rules and regulations and the rules of the NYSE American, to sell the shares of Class A common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the potential future sales of Class A common stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act, and Cantor’s compensation will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor and specified other persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act.

We will report in our Quarterly Reports on Form 10-Q and in our Annual Report on Form 10-K to be filed with the SEC from time to time, the number of shares of our Class A common stock sold through Cantor under the Sales Agreement and the net proceeds to us in connection with such sales of shares of our Class A common stock.

The offering of shares of our Class A common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and Cantor may each terminate the Sales Agreement at any time upon ten days’ prior notice.

This prospectus supplement and the accompanying base prospectus may be made available in electronic format on a website maintained by Cantor, which Cantor may distribute electronically.

Other Relationships

Cantor and its affiliates provide investment banking, fiduciary and advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Cantor and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, including Host Digital, for which they received or will receive customary fees and expenses. To the extent required by Regulation M, Cantor will not engage in any market-making activities involving our shares of Class A common stock while the offering is ongoing under this prospectus supplement.

In the ordinary course of their various business activities, Cantor and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. Cantor and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

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LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for us by Cozen O’Connor, Miami, Florida. Cantor is being represented in connection with the offering described in this prospectus supplement by DLA Piper LLP (US), New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement by reference from Healthy Choice Wellness Corp.’s Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by UHY LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our Class A common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus filed as part of the registration statement do not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. Our filings with the SEC, including the filings that are incorporated by reference to this prospectus supplement and the accompanying prospectus, are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our website at https://hcwc.com/. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus is a part.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in or omitted from this prospectus supplement, or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We incorporate by reference the documents listed below and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities by means of this prospectus supplement, from their respective filing dates:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 16, 2026;
●	our Quarterly Report on Form 10-Q for the quarter ended (1) March 31, 2026 filed with the SEC on May 15, 2026 and (2) June 30, 2026 filed with the SEC on August 14, 2026 and amended on August 18, 2026;
●	our Current Reports on Form 8-K filed with the SEC on January 30, 2026, February 17, 2026, May 29, 2026, June 3, 2026, August 6, 2026, August 13, 2026 and August 13, 2026;
●	our Definitive Proxy Statement filed on Schedule 14A with the SEC on August 6, 2026;
●	our Additional Definitive Proxy Soliciting Materials filed on Schedule 14A filed with the SEC on August 13, 2026 and August 26, 2026; and
●	our Registration Statement on Form 8-A filed with the SEC on September 11, 2024 (File No. 001-42274), in which there is described the terms, rights and provisions applicable to the shares of our Common Stock, including any amendment or report filed for the purpose of updating such description.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

Healthy Choice Wellness Corp.

Attention: Jeffrey E. Holman

3800 North 28th Way,

Hollywood, Florida

33020

(305) 330-3839

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PROSPECTUS

$500,000,000

Class A Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Rights

Purchase Contracts

Units

We may offer and sell from time to time, for total gross proceeds up to $500,000,000, shares of our Class A common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.

Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.

These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

As of the date of this prospectus, our Class A Common stock trades on the NYSE American (the “NYSE American”) under the symbol “HCWC”. On November 3, 2025, the last reported sale price of our Class A common stock on the NYSE American was $0.59 per share. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

This prospectus is subject to the offering limits in General Instruction I.B.6 of Form S-3. The aggregate market value of our voting and non-voting common stock held by non-affiliates calculated pursuant to General Instruction I.B.6 of Form S-3 is $12,116,665 which was calculated based on 13,028,673 shares of our voting and non-voting common stock outstanding held by non-affiliates and at a price of $0.93 per share, the closing price of our Class A common stock on September 18, 2025. During the last twelve months, we have made no offers of our common stock for sale pursuant to General Instruction I.B.6 of Form S-3.

Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 24, 2025.

TABLE OF CONTENTS

Prospectus

i

ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time, for total gross proceeds of up to $500,000,000 in the aggregate amount through the sale of shares of our Class A common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.

This prospectus provides you with a general description of the securities that we may offer. Each time securities are sold under this shelf registration statement, we will provide an accompanying prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be found on the SEC’s website at www.sec.gov.

You should rely only on the information provided in the registration statement, this prospectus, and any accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution” beginning on page 35 of this prospectus.

This prospectus and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry and our business. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. We believe this information is accurate in all material respects as of the date of this prospectus. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

Unless the context requires otherwise, in this prospectus, the terms “HCWC,” the “Company,” “our company,” “we,” “us” and “our” refer to Healthy Choice Wellness Corp. Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus and any applicable prospectus supplement.

TRADEMARKS

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, as amended (the “Securities Act”), we filed a registration statement on Form S-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial statements, and additional information that we have made public to investors, may also be found on our website at www.hcwc.com. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.

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FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. These forward-looking statements are contained principally in the sections entitled “Risk Factors” and “Use of Proceeds.” Without limiting the generality of the preceding sentence, any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Some factors that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:

These forward-looking statements reflect our views with respect to future events as of the date of this prospectus and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

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SUMMARY

This summary does not contain all of the information that you should consider before investing in our securities offered by this prospectus. Before making an investment decision, you should carefully read the entire prospectus, including the “Risk Factors” sections, as well as our financial statements, including the accompanying notes, and the other information incorporated by reference herein and the information in any related free writing prospectus that we may authorize for use in connection with this offering of our securities.

Company Overview

Healthy Choice Wellness Corp. is a holding company focused on providing consumers with healthier daily choices with respect to nutrition and other lifestyle alternatives. Through its wholly owned subsidiaries, the Company operates:

●	Ada’s Natural Market, a natural and organic grocery store offering fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.Adasmarket.com);

●	Paradise Health & Nutrition’s three stores that likewise offer fresh produce, bulk foods, vitamins, and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.ParadiseHealthDirect.com);

●	Mother Earth’s Storehouse, an organic and health food and vitamin store in New York’s Hudson Valley, which has been in existence for over 40 years (www.MotherEarthStorehouse.com);

●	Greens Natural Foods’ eight stores in New York and New Jersey, offering a selection of 100% organic produce and all-natural, non-GMO groceries and bulk foods; a wide selection of local products; an organic juice and smoothie bar; a fresh foods department, which offers fresh and healthy “grab & go” foods; a full selection of vitamins & supplements; as well as health and beauty products (www.Greensnaturalfoods.com).

●	Ellwood Thompson’s, an organic and natural health food and vitamin store located in Richmond, Virginia (www.ellwoodthompsons.com); and

●	GreenAcres Market, an organic and natural health food and vitamin chain with five store locations in Kansas and Oklahoma. GreenAcres Market is a chain of premier natural foods stores, offering organic and all natural products and vitamins from both top national brands as well as locally sourced specialty brands (www.greenacres.com).

Corporate Information

Healthy Choice Wellness Corp. was incorporated in the State of Delaware on September 26, 2022. As of the date of this prospectus, our Class A common stock trades on the NYSE American under the symbol “HCWC”.

Our principal executive offices are located at 3800 North 28th Way, Hollywood, Florida 33020, and our telephone number is (305) 600-5004. Our corporate website address is https://hcwc.com. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, please see “Where You Can Find More Information” and “Incorporation by Reference” beginning on pages 2 and 37 of this prospectus, respectively. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

Risks Related to Our Natural Grocery Business

We may not be successful in our efforts to grow our grocery business.

Our growth largely depends on our ability to increase sales in our existing natural grocery stores and successfully acquire new stores on a profitable basis. Our comparable store sales growth could be lower than our historical average for various reasons, including the opening of new competing stores that cannibalize sales in existing stores, increased competition, general economic conditions, regulatory changes, price changes as a result of competitive factors and product pricing and availability.

Failure to acquire new stores or experience lower than expected sales in the acquired stores, could materially and adversely affect our growth. Our plans for expansion could place increased demands on our financial, managerial, operational and administrative resources. For example, our planned expansion will require us to increase the number of people we employ and may require us to upgrade our management information system and our distribution infrastructure. These increased demands and operating complexities could cause us to operate our business less efficiently, which could materially and adversely affect our operations, financial performance and future growth.

Our natural grocery stores and any newly acquired stores may negatively impact our financial results in the short-term, and may not achieve expected sales and operating levels on a timely basis or at all.

We will actively pursue new store growth. Our new store openings may not be successful or reach the sales and profitability levels of our existing stores. Although we target particular levels of cash-on-cash returns and capital investment for each of our new stores, new stores may not meet these targets. Any store we open may not be profitable or achieve operating results similar to those of our existing stores. New store openings may negatively impact our financial results in the short-term due to the effect of store opening costs and lower sales and contribution to overall profitability during the initial period following opening. New stores build their sales volume and their customer base over time and, as a result, generally have lower margins and higher operating expenses, as a percentage of net sales, than our existing stores. New stores may not achieve sustained sales and operating levels consistent with our more mature store base on a timely basis or at all. This may have an adverse effect on our financial condition and operating results.

The Company could be adversely affected if consumers lose confidence in the safety and quality of the food supply chain. Adverse publicity about these types of concerns, whether or not valid, could discourage consumers from buying our products. The real or perceived sale of contaminated food products by us could result in a loss of consumer confidence and product liability claims, which could have a material adverse effect on our sales and operations.

Inflation and deflation in the prices of food and other products we sell may affect our sales, gross profit and gross margin. The short-term impact of inflation and deflation is largely dependent on whether or not the effects are passed through to our customers, which is subject to competitive market conditions. Food inflation and deflation is affected by a variety of factors and our determination of whether to pass on the effects of inflation or deflation to our customers is made in conjunction with our overall pricing and marketing strategies. Although we may experience periodic effects on sales, gross profit and gross margins as a result of changing prices, the effect of inflation could have an adverse impact on our future revenues.

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In addition, we may not be able to successfully integrate new stores into existing stores and those new stores may not be as profitable as existing stores. Further, we have experienced in the past, and expect to experience in the future, some sales volume transfer from our existing stores to our new stores as some of our existing customers switch to new, closer locations. If our new stores are less profitable than our existing stores, or if we experience sales volume transfer from our existing stores, our financial condition and operating results may be adversely affected.

If we are unable to successfully identify market trends and react to changing consumer preferences in a timely manner, our sales may decrease.

We believe our success depends, in substantial part, on our ability to:

●	anticipate, identify and react to natural and organic grocery and dietary supplement trends and changing consumer preferences in a timely manner;

●	translate market trends into appropriate, saleable product and service offerings in our stores before our competitors; and

●	develop and maintain vendor relationships that provide us access to the newest merchandise, and dairy products that satisfy upgraded standards, on reasonable terms.

Consumer preferences often change rapidly and without warning, moving from one trend to another among many product or retail concepts. Our performance is impacted by trends regarding natural and organic products, dietary supplements and at-home meal preparation. Consumer preferences towards dietary supplements or natural and organic food products might shift as a result of, among other things, economic conditions, food safety perceptions, reduced or changed consumer choices and the cost of these products. Our store offerings are comprised of natural and organic products and dietary supplements. A change in consumer preferences away from our offerings, including as a result of, among other things, reductions or changes in our offerings, would have a material adverse effect on our business. Additionally, negative publicity regarding the safety of natural and organic products or dietary supplements, or new or upgraded regulatory standards may adversely affect demand for our products and could result in lower customer traffic, sales and results of operations. In addition, reduced or changed consumer choices may result from, among other things, the implementation of our requirements for dairy products that satisfy our pasture-based, non-confinement standards.

If we are unable to anticipate and satisfy consumer preferences in the regions where we operate, our net sales may decrease, and we may be forced to increase markdowns of slow-moving products, either of which could have a material adverse effect on our business, financial condition and results of operations.

Our comparable store sales and quarterly financial performance may fluctuate for a variety of reasons.

Our comparable store sales and quarterly results of operations have fluctuated in the past, and we expect them to continue to fluctuate in the future. A variety of other factors affect our comparable store sales and quarterly financial performance, including:

●	changes in our merchandising strategy or product mix;

●	performance of our newer and remodeled stores;

●	the effectiveness of our inventory management;

●	the timing and concentration of new store openings, and the related additional human resource requirements and pre-opening and other start-up costs;

●	the cannibalization of existing store sales by new store openings;

●	levels of pre-opening expenses associated with new stores;

●	timing and effectiveness of our marketing activities;

●	seasonal fluctuations due to weather conditions and extreme weather-related disruptions;

●	actions by our existing or new competitors, including pricing changes;

●	regulatory changes affecting availability and marketability of products;

●	supply shortages; and

●	general United States economic conditions and, in particular, the retail sales environment.

Accordingly, our results for any one fiscal year or quarter are not necessarily indicative of the results to be expected for any other year or quarter, and comparable store sales of any particular future period may decrease. In the event of such a decrease, the price of our Class A common stock would likely decline.

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We may be unable to compete effectively in our markets, which are highly competitive.

The markets for natural and organic groceries and dietary supplements are large, fragmented and highly competitive, with few barriers to entry. Our competition varies by market and includes conventional supermarkets, natural, gourmet and specialty food markets, mass and discount retailers, warehouse clubs, independent health food stores, dietary supplement retailers, drug stores, farmers’ markets, food co-ops, mail order and online retailers and multi-level marketers. These businesses compete with us for customers on the basis of price, selection, quality, customer service, shopping experience or any combination of these or other factors. They also compete with us for products and locations. In addition, some of our competitors are expanding to offer a greater range of natural and organic foods. Many of our competitors are larger, more established and have greater financial, marketing and other resources than us, and may be able to adapt to changes in consumer preferences more quickly, devote greater resources to the marketing and sale of their products, or generate greater brand recognition. An inability to compete effectively may cause us to lose market share to our competitors and could have a material adverse effect on our business, financial condition and results of operations.

If we, or our third-party suppliers fail to comply with regulatory requirements or are unable to provide products that meet our specifications, our business and our reputation could suffer.

If we, or our third-party suppliers, including suppliers of our private label products, fail to comply with applicable regulatory requirements or to meet our quality specifications, we could be required to take costly corrective action and our reputation could suffer. We do not own or operate any manufacturing facilities, except for our bulk food repackaging facility and distribution center discussed below, and therefore depend upon independent third-party vendors to produce our private label branded products, such as vitamins, minerals, dietary supplements, body care products, food products and bottled water. Third-party suppliers of our private label products may not maintain adequate controls with respect to product specifications and quality. Such suppliers may be unable to produce products on a timely basis or in a manner consistent with regulatory requirements. We depend upon our bulk food repackaging facility and distribution center for the majority of our private label bulk food products. We may also be unable to maintain adequate product specification and quality controls at our bulk food repackaging facility and distribution center or produce products on a timely basis and in a manner consistent with regulatory requirements. In addition, we may be required to find new third-party suppliers of our private label products or to find third-party suppliers to source our bulk foods. There can be no assurance that we would be successful in finding such third-party suppliers that meet our quality guidelines.

Disruption of significant supplier relationships could negatively affect our business.

United Natural Foods, Inc. (together with its subsidiaries, including Albert’s Organics (“UNFI”)) is our primary supplier of dry grocery and frozen food products for years ended December 31, 2024 and 2023, accounting for approximately 25% and 41% of our total purchases in fiscal years 2024 and 2023, respectively. Kehe Distributors, LLC (“KeHe”) is replacing UNFI and became our primary supplier of dry grocery and frozen food products starting from January 2025. For the nine months ended September 30, 2025, approximately 10% of our total purchases were from UNFI, and 30% of our total purchases were from Kehe. For the nine months ended September 30, 2024, approximately 30% of our total purchases were from UNFI. Due to this concentration of purchases from third-party suppliers, the disruption, delay or inability of UNFI or KeHe to deliver product to our stores in quantities or within service parameters that meet our requirements may materially and adversely affect our operating results while we establish alternative supply chain channels. Consolidation of distributors or the manufacturers that supply them could reduce our supply options and detrimentally impact the terms under which we purchase products. We may not be able to find replacement suppliers on commercially reasonable terms, which would have a material adverse effect on our financial condition, results of operations and cash flows.

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The current geographic concentration of our stores creates exposure to local economies, regional downturns or severe weather or catastrophic occurrences.

Our existing natural grocery stores are all located in New York, New Jersey, Virginia and Florida. As a result, our business is currently more susceptible to regional conditions than the operations of more geographically diversified competitors, and we are vulnerable to economic downturns in those regions. Any unforeseen events or circumstances that negatively affect these areas could materially adversely affect our revenues and profitability. These factors include, among other things, changes in demographics, population, competition, consumer preferences, new or revised laws or regulations, hurricanes, fires, floods or other natural disasters in these regions.

Consumers or regulatory agencies may challenge certain claims made regarding our products.

Our reputation could also suffer from real or perceived issues involving the labeling or marketing of our products. Products that we sell may carry claims as to their origin, ingredients or health benefits, including, by way of example, the use of the term “natural.” Although the FDA and USDA each has issued statements regarding the appropriate use of the word “natural,” there is no single, United States government regulated definition of the term “natural” for use in the food industry. The resulting uncertainty has led to consumer confusion, distrust and legal challenges. Plaintiffs have commenced legal actions against a number of food companies that market “natural” products, asserting false, misleading and deceptive advertising and labeling claims, including claims related to genetically modified ingredients. In limited circumstances, the FDA has taken regulatory action against products labeled “natural” but that nonetheless contain synthetic ingredients or components. Should we become subject to similar claims, consumers may avoid purchasing products from us or seek alternatives, even if the basis for the claim is unfounded. Adverse publicity about these matters may discourage consumers from buying our products. The cost of defending against any such claims could be significant. Any loss of confidence on the part of consumers in the truthfulness of our labeling or ingredient claims would be difficult and costly to overcome and may significantly reduce our brand value. Any of these events could adversely affect our reputation and brand and decrease our sales, which would have a material adverse effect on our business, financial condition and results of operations.

We rely heavily on sales of fresh produce and quality natural and organic products, and product supply disruptions may have an adverse effect on our profitability and operating results.

We have a significant focus on perishable products, including fresh produce and natural and organic products. Despite temporary challenges related to the COVID-19 pandemic, we have generally not experienced significant difficulty to date in maintaining the supply of our produce and fresh, natural and organic products that meet our quality standards. However, there is no assurance that these products will be available to meet our needs in the future. The availability of such products at competitive prices depends on many factors beyond our control, including the number and size of farms that grow natural or organic crops or raise livestock that meet our quality, welfare and production standards, tariffs and import regulations or restrictions on foreign-sourced products and the ability of our vendors to maintain organic, non-genetically modified or other applicable third-party certifications for such products. Produce is also vulnerable to adverse weather conditions and natural disasters, such as floods, droughts, storms, frosts, wildfires, earthquakes, hurricanes, pestilences and other extreme or abnormal environmental conditions (including the potential effects of climate change), any of which can lower crop yields and reduce crop size and quality. This could reduce the available supply of, or increase the price of, fresh produce, which may adversely impact sales of our fresh produce and our other products that rely on produce as a key ingredient.

In addition, we and our suppliers compete with other food retailers in the procurement of fresh, natural and organic products, which are often less available than conventional products. If our competitors significantly increase their fresh, natural and organic product offerings due to increases in consumer demand or otherwise, we and our suppliers may not be able to obtain a sufficient supply of such products on favorable terms, or at all, and our sales may decrease, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We could also suffer significant inventory losses in the event of disruption of our supply chain network or extended power outages in our stores or distribution centers. If we are unable to maintain inventory levels suitable for our business needs, it would materially adversely affect our financial condition, results of operations and cash flows.

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The decision by certain of our suppliers to distribute their specialty products through other retail distribution channels could negatively impact our revenue from the sale of such products.

Some of the specialty retail products that we sell in our stores are not generally available through other retail distribution channels such as drug stores, conventional grocery stores or mass merchandisers. In the future, our suppliers could decide to distribute such products through other retail distribution channels, allowing more of our competitors to offer these products, and adversely affecting the desirability of these products to our core customers, which could negatively impact our revenues.

A widespread health epidemic could materially impact our business.

Our business could be severely impacted by a widespread regional, national or global health epidemic. A widespread health epidemic may cause customers to avoid public gathering places such as our stores or otherwise change their shopping behaviors. Additionally, a widespread health epidemic could adversely impact our business by disrupting production and delivery of products to our stores and by impacting our ability to appropriately staff our stores.

Union activity at third-party transportation companies or labor organizing activities among our employees could disrupt our operations and harm our business.

Independent third-party transportation companies deliver the majority of our merchandise to our stores and to our customers. Some of these third parties employ personnel represented by labor unions. Disruptions in the delivery of merchandise or work stoppages by employees of these third parties could delay the timely receipt of merchandise, which could result in cancelled sales, a loss of loyalty to our stores and excess inventory.

While all of our employees are currently non-union, our employees may attempt to organize and join a union. We could face union organizing activities at other locations. The unionization of all or a portion of our workforce could result in work slowdowns, could increase our overall costs and reduce the efficiency of our operations at the affected locations, could adversely affect our flexibility to run our business competitively, and could otherwise have a material adverse effect on our business, financial condition and results of operations.

Our products could suffer from real or perceived quality or food safety concerns and may cause unexpected side effects, illness, injury or death that could result in their discontinuance or expose us to lawsuits, any of which could result in unexpected costs and damage to our reputation.

We could be materially, adversely affected if consumers lose confidence in the safety and quality of products we sell. There is substantial governmental scrutiny of and public awareness regarding food safety. We believe that many customers hold us to a higher quality standard than other retailers. Many of our products are vitamins, herbs and other ingredients that are classified as foods or dietary supplements and are not subject to pre-market regulatory approval in the United States. Our products could contain contaminated substances, and some of our products contain ingredients that do not have long histories of human consumption. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. Unexpected side effects, illness, injury or death caused by our products could result in the discontinuance of sales of our products or prevent us from achieving market acceptance of the affected products. Such side effects, illnesses, injuries and death could also expose us to product liability or negligence lawsuits. Any claims brought against us may exceed our existing or future insurance policy coverage or limits. Any judgment against us that is in excess of our policy limits would have to be paid from our cash reserves, which would reduce our capital resources. Further, we may not have sufficient capital resources to pay a judgment in which case our creditors could levy against our assets. The real or perceived sale of contaminated or harmful products would cause negative publicity regarding our company, brand or products, including negative publicity in social media, which could in turn harm our reputation and net sales and could have a material adverse effect on our business, financial condition and results of operations, or result in our insolvency.

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Fluctuations in commodity prices and availability may impact profitability.

Many products we sell include ingredients such as wheat, corn, oils, milk, sugar, cocoa, nuts and other key commodities. Many commodity prices are subject to significant fluctuations and may be impacted by tariffs. Any increase in prices of such key ingredients may cause our vendors to seek price increases from us, and price decreases may result in our competitors reducing retail prices on items containing such ingredients. If we are unable to mitigate these fluctuations, our profitability may be impacted either through increased costs to us or lower prices and loss of customers due to competitive conditions, which may impact gross margins, or through reduced revenue as a result of a decline in the number and average size of customer transactions.

Higher wage and benefit costs could adversely affect our business.

Changes in federal and state minimum wage laws and other laws relating to employee benefits could cause us to incur additional wage and benefits costs. Increased labor costs brought about by changes in minimum wage laws, other regulations or prevailing market conditions could increase our expenses, which could have an adverse impact on our profitability, or decrease the number of employees we are able to employ, which could decrease customer service levels and therefore adversely impact sales.

Legal proceedings could adversely affect our business, financial condition and results of operations.

Our operations, which are characterized by transactions involving a high volume of customer traffic and a wide variety of product selections, carry a higher exposure to consumer litigation risk when compared to the operations of companies operating in certain other industries. Consequently, we have been, are, and may in the future become a party to individual personal injury, product liability and other legal actions in the ordinary course of our business. While these actions are generally routine in nature, incidental to the operation of our business and immaterial in scope, the outcome of litigation is difficult to assess or quantify. Additionally, we could be exposed to industry-wide or class-action claims arising from the products we carry or industry-specific business practices. Further, we have been, are and may in the future become subject to claims for discrimination, harassment, wages and hours and other federal or state employment matters. While we maintain insurance, such coverage may not be adequate or may not cover a specific legal claim. Moreover, the cost to defend against litigation may be significant. As a result, litigation could have a material adverse effect on our business, financial position and results of operations.

General Risks

If we fail to retain our key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our ability to attract and retain key personnel and the continued contributions of our executive officers, each of whom may be difficult to replace. In particular, Jeffrey Holman, our Chief Executive Officer, is important to the management of our business and operations and the development of our strategic direction. The loss of the services of this officer, and the process to replace him would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

Pandemics and related economic repercussions may affect our business.

The COVID-19 pandemic and related economic repercussions created significant volatility, uncertainty, and turmoil in businesses globally. While these events did not have a material adverse effect on our business and B2C platforms like ours have seen elevated sales levels from consumer shifts to online purchasing, we can offer no assurance that any future pandemic will not have an adverse effect in the future.

Reliance on information technology means a significant disruption could affect our communications and operations.

We increasingly rely on information technology systems for our internal communications, controls, reporting and relations with customers and suppliers and information technology is becoming a significantly important tool for our sales staff. In addition, our reliance on information technology exposes us to cyber-security risks, which could have a material adverse effect on our ability to compete. Security and privacy breaches may expose us to liability and cause us to lose customers or may disrupt our relationships and ongoing transactions with other entities with whom we contract throughout our supply chain. The failure of our information systems to function as intended, or the penetration by outside parties’ intent on disrupting business processes, could result in significant costs, loss of revenue, assets or personal or other sensitive data and reputational harm.

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Our business may in the future become exposed to risks related to international tariffs or geopolitical instability in the Middle East.

We operate exclusively in domestic trade and does not engage in import/export activities, international supply chains, or business operations that would subject us to tariffs, trade restrictions, or disruptions stemming from geopolitical conflicts in the Middle East or other regions.

Risks Relating to the Offering and Ownership of our Class A Common Stock

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our Class A common stock must come from increases in the fair market value and trading price of the Class A common stock.

We do not intend to pay cash dividends on our Class A common stock in the foreseeable future. We expect to retain future earnings, if any, for reinvestment in our business. Also, any credit agreements which we may enter into, may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our Board and will be dependent upon our financial condition, results of operations, cash requirements, future prospects and any other factors our Board deems relevant. Therefore, any return on your investment in our Class A common stock must come from increases in the fair market value and trading price of the Class A common stock.

The conversion of our Series A Convertible Preferred Stock will result in immediate and substantial dilution and could cause the market price for our Class A common stock to decline.

Following issuance, each holder of our Series A Convertible Preferred Stock will have the right to convert its shares of Series A Convertible Preferred Stock into shares of our Class A common stock. The conversion of our shares of Series A Convertible Preferred Stock into shares of our Class A common stock will cause immediate and substantial dilution to our existing holders of Class A common stock and could cause the market price of our Class A common stock to decline.

Your percentage ownership in the Company may be diluted in the future.

Your percentage ownership in the Company may be diluted in the future because of (1) incentive equity awards that we expect to grant to our directors, officers and other employees, and (2) the conversion of our Series A Convertible Preferred Stock. We have approved an incentive plan that will provide for the grant of common stock-based equity awards to our directors, officers and other employees. In addition, we may issue equity as all, or part of the consideration paid for acquisitions and strategic investments that we may make in the future or as necessary to finance our ongoing operations.

Provisions in our Certificate of Incorporation and Bylaws and of Delaware law may prevent or delay an acquisition of the Company, which could decrease the trading price of the Class A common stock.

Our certificate of incorporation and bylaws contain provisions, which together with applicable Delaware law, may discourage, delay or prevent a merger or acquisition that our stockholders consider favorable. These provisions may discourage, delay or prevent certain types of transactions involving an actual or a threatened acquisition or change in control of the Company, including unsolicited takeover attempts, even though the transaction may offer our stockholders the opportunity to sell their Class A common stock at a price above the prevailing market price. See “Description of Capital Stock—Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation, our Amended and Restated Bylaws and the DGCL” for more information.

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We have broad discretion in the use of the net proceeds from any offering made pursuant to this prospectus and any related prospectus supplement and may not use them effectively.

We cannot specify with certainty the particular uses of the net proceeds we will receive from any offering made pursuant to this prospectus or any related prospectus supplement. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section titled “Use of Proceeds” in this prospectus. Our management may spend a portion or all of the net proceeds from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could have a material adverse effect on our business, prospects, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

We are an “emerging growth company” and a “smaller reporting company” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include, but are not limited to: (i) exemption from compliance with the auditor attestation requirements pursuant to SOX; (ii) exemption from compliance with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; (iii) reduced disclosure about our executive compensation arrangements; and (iv) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will continue to remain an emerging growth company until the earliest of the following: (i) the last day of the fiscal year following the fifth anniversary of the date of the completion of this offering; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

In addition, we are currently a “smaller reporting company,” as defined in the Exchange Act and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a “smaller reporting company,” including exemption from compliance with the auditor attestation requirements pursuant to SOX and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our common stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our common stock) or a public float (based on our common stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

As a result, the information we provide stockholders will be different than the information that is available with respect to other public companies. In this prospectus, we have not included all of the executive compensation related information that would be required if we were not an emerging growth company, nor have we included all of the quantitative and qualitative disclosures about market risk that would be required if we were not a smaller reporting company. We cannot predict whether investors will find our Class A common stock less attractive if we rely on these exemptions. If some investors find our Class A common stock less attractive as a result, there may be a less active trading market for our Class A common stock, and our stock price may be more volatile.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have opted to take advantage of this extended transition period for the adoption of certain accounting standards.

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Insiders have substantial influence over us, which could limit your ability to affect the outcome of key transactions, including a change of control.

Our directors and executive officers and their respective affiliates own shares representing approximately 13.5% of our outstanding common stock as of September 30, 2025. As a result, these stockholders, if they act together, will be able to influence our management and affairs and all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control of our company and might affect the market price of our common stock.

Our Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain actions and proceedings that may be initiated by our shareholders, which could limit our shareholders’ ability to obtain a judicial forum they deem favorable for disputes with us or our directors, officers, agents or employees.

Our certificate of incorporation provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware or, if the Court of Chancery lacks jurisdiction, a state court located within the State of Delaware or the federal district court for the District of Delaware, shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty or other wrongdoing by any current or former director, officer, employee, agent or stockholder to us or our stockholders, (iii) action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”), our amended and restated certificate of incorporation or our amended and restated bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware. Our amended and restated certificate of incorporation also provides that the foregoing exclusive forum provision does not apply to actions brought to enforce any liability or duty created by the Securities Act or Exchange Act, or any other claim or cause of action for which the federal courts have exclusive jurisdiction.

Our amended and restated certificate of incorporation also provides that, unless we consent in writing to an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any action asserting a claim arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. Pursuant to the Exchange Act, claims arising thereunder must be brought in federal district courts of the United States of America.

To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in any shares of our capital stock shall be deemed to have notice of and consented to the forum provision in our amended and restated certificate of incorporation. In any case, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to this choice of forum provision. The exclusive forum provision of our amended and restated certificate of incorporation may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder believes is favorable for disputes with us or our officers, directors, agents or employees, which may discourage lawsuits against us and our officers, directors, agents or employees.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies, although we have no current plans, commitments or agreements with respect to any such acquisitions or investments as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Our management will have broad discretion in the allocation of the net proceeds from this offering.

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DESCRIPTION OF CAPITAL STOCK

The following description is a summary of some of the terms of our capital stock, our certificate of incorporation, our bylaws and Delaware law. The descriptions in this prospectus of our capital stock and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus form a part.

Outstanding and Authorized Shares

We are authorized to issue up to a total of 560,000,000 shares of common stock, par value $0.001 per share, and up to 40,000,000 shares of preferred stock, par value $0.001 per share.

Of the common stock, 500,000,000 shares have been authorized as Class A common stock and 60,000,000 shares have been authorized as Class B common stock. As of the date of this prospectus, 15,065,750 shares of Class A common stock and no shares of Class B common stock are issued and outstanding. Pursuant to the terms of our certificate of incorporation, all shares of our Class B common stock were automatically converted into shares of Class A common stock, but may be reissued in the future. Accordingly, our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be quoted or listed in the future. The rights, preferences and privileges of the Class A common stock and Class B common stock are the same.

Of the preferred stock, 3,250 shares are designated as Series A Convertible Preferred Stock pursuant to that certain Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”), each of which is issued and outstanding as of the date of this prospectus. Our board of directors has the authority to amend our certificate of incorporation to create one or more additional series of preferred stock containing such rights, preferences, and limitations that the board of directors may approve without stockholder approval.

Voting

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Except as otherwise provided in our certificate of incorporation or expressly required by law, each holder of Class A common stock and each holder of Class B common stock will vote together as a single class and not as separate series or classes. Holders of our common stock have no cumulative voting rights.

Each share of Series A Convertible Preferred Stock entitles the holder thereof to a number of votes equal to the number of Class A common stock issuable upon conversion of the shares of Series A Convertible Preferred Stock (assuming that such share is then convertible into shares of Class A common stock). Notwithstanding the foregoing, each holder of Series A Convertible Preferred Stock shall not convert their shares of Series A Convertible Preferred Stock into shares of Class A common stock nor vote their shares of Series A Convertible Preferred Stock for such number of shares of Class A common stock representing share in excess of the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” is 4.99% (or, upon election by a holder, 9.99%) of the number of shares of Class A common stock outstanding immediately after giving effect to the issuance of shares of Class A common stock issuable upon conversion of Series A Convertible Preferred Stock held by such holder. Except as required by law, each share of Series A Convertible Preferred Stock shall vote together with the Class A common stock and any other issued and outstanding shares of preferred stock of the Company, as a single class.

When a quorum is present or represented at any meeting, the vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy and entitled to vote on the subject matter shall decide any question brought before such stockholder meeting, unless the question is one upon which, by express provision of applicable law, of the rules or regulations of any stock exchange applicable to us, of any regulation applicable to us or our securities, of our certificate of incorporation or of our bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing sentence and subject to our certificate of incorporation, all elections of directors shall be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

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Quorum

Under our bylaws, the holders of at least a majority of the voting power of the issued and outstanding shares of our capital stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting of stockholders. For purposes of determining the presence of a quorum at any meeting of the stockholders of the Corporation at which the shares of Series A Convertible Preferred Stock are entitled to vote, the number of shares of Series A Convertible Preferred Stock and votes represented by such shares of Preferred Stock shall be counted on an as converted to Common Stock subject to the Beneficial Ownership Limitation.

Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter.

Dividends

Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing our current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders, and any other factors or considerations our board of directors may deem relevant. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business, and therefore do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Holders of our Series A Convertible Preferred Stock shall be entitled to receive, and we shall pay, dividends on shares of our Series A Convertible Preferred Stock equal (on an as-if-converted-to-Class-A-common-stock basis, disregarding for such purpose any conversion limitations hereunder) to and in the same form as dividends actually paid on shares of the Class A common stock when, as and if such dividends are paid on shares of the Class A common stock.

Liquidation

Upon our liquidation, dissolution, or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of our assets which are legally available.

Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of our Series A Convertible Preferred Stock shall be entitled to receive out of our assets, whether capital or surplus, an amount equal to $1,000 per share, plus any accrued and unpaid dividends and any other amounts due and owing under the Certificate of Designation, for each share of Series A Convertible Preferred Stock before any distribution or payment shall be made to the holders of the Class A common stock and if our assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series A Convertible Preferred Stock shall be ratably distributed among such holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

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Exclusive Forum of Certain Actions

Our certificate of incorporation provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware or, if the Court of Chancery lacks jurisdiction, a state court located within the State of Delaware or the federal district court for the District of Delaware, shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty or other wrongdoing by any current or former director, officer, employee, agent or stockholder to us or our stockholders, (iii) action asserting a claim arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware. Our amended and restated certificate of incorporation also provides that the foregoing exclusive forum provision does not apply to actions brought to enforce any liability or duty created by the Securities Act or Exchange Act, or any other claim or cause of action for which the federal courts have exclusive jurisdiction.

Our amended and restated certificate of incorporation also provides that, unless we consent in writing to an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any action asserting a claim arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. Pursuant to the Exchange Act, claims arising thereunder must be brought in federal district courts of the United States of America.

To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in any shares of our capital stock shall be deemed to have notice of and consented to the forum provision in our amended and restated certificate of incorporation. In any case, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to this choice of forum provision.

Other Rights and Preferences

Holders of our common stock have no conversion, exchange, sinking fund, redemption, or appraisal rights (other than such as may be determined by the board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

Each share of Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into that number of shares of Common Stock (subject to the Beneficial Ownership Limitation) determined by dividing $1,000 by $1.38, subject to adjustment from time to time. Holders of our Series A Convertible Preferred Stock have no conversion rights other than those set forth above and have no exchange, sinking fund, redemption, or appraisal rights (other than such as may be determined by the board of directors in its sole discretion following the conversion thereof into shares of Class A common Stock) and have no preemptive rights to subscribe for any of our securities.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation, our Amended and Restated Bylaws and the DGCL

The provisions of our certificate of incorporation and our bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors, and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Limitation on Transactions with Interested Stockholders. In general, our certificate of incorporation prohibits us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

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Classified Board of Directors. The certificate of incorporation provides that the Board is divided into three classes, designated Class I, Class II and Class III. Each class will be an equal number of directors, as nearly as possible, consisting of one third of the total number of directors constituting the entire board of directors. The term of the initial Class I directors shall terminate on the date of the first annual meeting of stockholders following the effectiveness of the certificate of incorporation, the term of the initial Class II directors shall terminate on the date of the second annual meeting of stockholders following the effectiveness of the certificate of incorporation, and the term of the initial Class III directors shall terminate on the date of the third annual meeting of stockholders following the effectiveness of the certificate of incorporation. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term.

Removal of Directors. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the certificate of incorporation provides that directors may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of HCWC entitled to vote at an election of directors.

Board of Directors Vacancies. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, and except as otherwise provided by law, the certificate of incorporation authorizes only a majority of the remaining members of the Board (other than any directors elected by the separate vote of one or more outstanding series of Preferred Stock), even though less than a quorum, to fill vacant directorships, including newly created seats. In addition, the number of directors constituting the Board will be permitted to be set only by a resolution of the Board. These provisions would prevent a stockholder from increasing the size of the Board and then gaining control of the Board by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of the Board and will promote continuity of management.

Stockholder Action; Special Meeting of Stockholders. The bylaws provide that the HCWC stockholders may take any action required or permitted to be taken at an annual or special meeting of stockholders by written consent in lieu of a meeting. The certificate of incorporation and amended and restated bylaws further provide that special meetings of HCWC stockholders may be called only by the chairman of the Board, the Chief Executive Officer of HCWC or the Board pursuant to a resolution adopted by a majority of Board, and may not be called by any other person, including HCWC stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. The bylaws provide that HCWC stockholders seeking to bring business before HCWC’s annual meeting of stockholders, or to nominate candidates for election as directors at HCWC’s annual or a special meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be received by the Secretary at HCWC’s principal executive offices (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders (subject to certain exceptions), and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by HCWC. The amended and restated bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude HCWC stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

No Cumulative Voting. The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The certificate of incorporation does not provide for cumulative voting.

Amendment of Certificate of Incorporation Provisions. Amendments to the provisions of the certificate of incorporation related to preferred stock; the management of the business and for the conduct of the affairs of HCWC; special meetings; liabilities of directors of HCWC; restrictions on any business combination with any interested stockholder; indemnification of directors and officers of HCWC; and forum require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 and 2/3%) of the total voting power of all the then outstanding shares of stock of HCWC entitled to vote thereon, voting together as a single class.

Authorized but Unissued Capital Stock. HCWC’s authorized but unissued Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of HCWC by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent

The transfer agent and registrar for our common stock is Equity Stock Transfer. The transfer agent’s address is at 237 W 37th Street, Suite 601, New York, NY 10018 and its telephone number is (212) 575-5757.

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DESCRIPTION OF THE DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of HCWC. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and the trustee identified in the applicable prospectus supplement. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.

General

The debt securities will represent direct, general obligations of HCWC and:

●	may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

●	may be issued in one or more series with the same or various maturities;

●	may be issued at a price of 100% of their principal amount or at a premium or discount;

●	may be issued in registered or bearer form and certificated or uncertificated form; and

●	may be represented by one or more global debt securities registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. Subject to limitations contained in the indenture, we may from time to time, without notice to or the consent of the holders of a series of debt securities, issue additional debt securities of any such series on the same terms and conditions as the debt securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

●	the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series) and ranking (including the terms of any subordination provisions);

●	the price or prices of the debt securities of the series at which such debt securities will be issued;

●	whether the debt securities are entitled to the benefit of any guarantee by any guarantor;

●	any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);

●	the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

●	the person to whom any interest on a security of the series shall be payable if other than the person in whose name that security is registered at the close of business on the record date;

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●	the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index), the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

●	the currency or currencies in which debt securities of the series will be denominated and/or in which payment of the principal, premium, if any, and interest of any of the securities shall be payable, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) where the principal, premium and interest, if any, with respect to debt securities of the series will be payable, where notices and demands to or upon us in respect of the debt securities and the indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;

●	the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

●	whether debt securities of the series are to be issued as securities in registered form or securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

●	if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions will apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series will be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of the series;

●	the obligation or right, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

●	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

●	if other than minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series will be issuable;

●	if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

●	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

●	any changes or additions to the provisions of the indenture dealing with defeasance;

●	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

●	the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral and any corresponding changes to provisions of the indenture as then in effect;

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●	any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;

●	if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

●	any trustee, authenticating or paying agent, transfer agent or registrar or any other agent with respect to the debt securities;

●	the applicability of, and any addition to, deletion of or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

●	the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

●	the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

●	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

●	any provisions granting special rights to holders when a specified event occurs;

●	any co-issuer;

●	the place or places where the principal of and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means; and

●	any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:

●	securities in bearer form;

●	debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

●	debt securities with respect to which principal or interest is payable in a foreign or composite currency;

●	debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates or original issue discount debt securities; and

●	variable rate debt securities that are exchangeable for fixed rate debt securities.

Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.

All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

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Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.

The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.

Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary. Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Payments of principal, premium and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:

●	any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

●	the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

●	any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

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We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. See “—Limitations on Issuance of Securities in Bearer Form” below.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued:

●	as securities in registered form in minimum denominations, unless otherwise specified by us, of $2,000 and any integral multiples of $1,000 in excess thereof if the debt securities are issuable as securities in registered form;

●	as securities in bearer form in the denomination or denominations specified by us if the debt securities are issuable as securities in bearer form; or

●	as either securities in registered form or securities in bearer form as described above if the debt securities are issuable in either form.

Limitations on Issuance of Securities in Bearer Form

The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.

Certain Covenants

If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Subordination

Debt securities of a series and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.

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Events of Default

Each of the following will constitute an event of default under the form of indenture with respect to any series of debt securities:

●	default in payment of the principal amount of the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;

●	failure to pay interest on the debt securities of that series within 30 days of the due date;

●	failure to comply with the obligations described under “—Mergers and Sales of Assets” below;

●	failure to comply for 90 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

●	certain events of bankruptcy, insolvency or reorganization affecting us.

A prospectus supplement may omit, modify or add to the foregoing events of default.

An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. A default under the fourth bullet above will not constitute an event of default until the trustee notifies us or the holders of 30% in principal amount of the outstanding debt securities of such series notify us and the trustee of the default and we do not cure such default within the time specified after receipt of such notice.

If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of debt securities so declared due and payable.

The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any cost, loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such direction unduly prejudices the rights of such holders) or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action.

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Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

●	such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

●	the holder or holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered security or indemnity satisfactory to the trustee against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

●	the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is actually known to a trust officer of the trustee, the trustee must send to each holder of such debt securities notice of the default within 90 days after it is actually known to a trust officer of the trustee. Except in the case of a default in the payment of the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is not opposed to the interests of the holders.

The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a default; provided, however, that failure to provide such written notice will not in and of itself result in a default under the indenture.

Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification and Waiver

Subject to certain exceptions, modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.

No such modification or amendment may, without the consent of each holder affected thereby:

●	reduce the percentage of principal amount of the outstanding debt securities, the consent of whose holders is required for any amendment;

●	reduce the principal amount of, or interest on, or extend the stated maturity or interest payment periods of, any debt securities;

●	change the provisions applicable to the redemption of any debt securities;

●	make any debt securities payable in money or securities other than those stated in the debt securities;

●	impair the contractual right of any holder of the debt securities to receive payment of principal of and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

●	except as otherwise provided as described under “—Satisfaction and Discharge” and “—Defeasance” herein, release any security or guarantee that may have been granted with respect to any debt securities;

●	in the case of any subordinated securities, or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions (including any contractual subordination of senior unsubordinated debt securities); or

●	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

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Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:

●	to cure any ambiguity, omission, defect or inconsistency;

●	to surrender any right or power conferred upon the Company by the indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as the board of directors of the Company will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of the debt securities of any series to waive such default;

●	to provide for the assumption by a successor company of the obligations of the Company under the indenture;

●	to add guarantees with respect to the debt securities or to secure the debt securities;

●	to make any change that does not adversely affect in any material respect the rights of any holder of the debt securities;

●	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt securities with respect to the benefit of such provision or (b) become effective only when there is no such debt securities outstanding;

●	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee;

●	to add or to change any of the provisions of the indenture to provide that debt securities in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to debt securities in registered form or of principal, premium or interest with respect to debt securities in bearer form, or to permit debt securities in registered form to be exchanged for debt securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

●	in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

●	to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

●	to conform any provision in the indenture or the debt securities to the description of any debt securities in an offering document;

●	to approve a particular form of any proposed amendment;

●	to provide for the issuance of additional debt securities of any series;

●	to establish the form or terms of debt securities and coupons of any series pursuant to the indenture;

●	to comply with the rules of any applicable depositary;

●	to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders of debt securities to transfer debt securities; or

●	to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect, in any material respect, the interests of any holders of debt securities of any series.

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Mergers and Sales of Assets

The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not HCWC, is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; (iii) the resulting, surviving or transferee person, if not HCWC, expressly assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under the debt securities and the indenture; and (iv) we or the successor person has delivered to the trustee the certificates and opinions of counsel required under the indenture.

Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, HCWC under the indenture.

Satisfaction and Discharge of the Indenture; Defeasance

Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have irrevocably deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).

In addition, we will have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict, apply to the SEC for permission to continue, or resign.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

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DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.

The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.

Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

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Redemption of Depositary Shares

If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

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Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

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DESCRIPTION OF THE WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. Warrants may be issued independently or together with common stock, preferred stock, debt securities or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

●	the title of such debt warrants;

●	the offering price for such debt warrants, if any;

●	the aggregate number of such debt warrants;

●	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

●	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

●	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

●	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

●	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

●	information with respect to book-entry procedures, if any;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material United States federal income tax considerations;

●	the antidilution or adjustment provisions of such debt warrants, if any;

●	the redemption or call provisions, if any, applicable to such debt warrants; and

●	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:

●	the title of such warrants;

●	the offering price for such warrants, if any;

●	the aggregate number of such warrants;

●	the designation and terms of the offered securities purchasable upon exercise of such warrants;

●	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

●	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

●	the number of shares, and class or series, of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material United States federal income tax considerations;

●	the antidilution provisions of such warrants, if any;

●	the redemption or call provisions, if any, applicable to such warrants; and

●	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

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DESCRIPTION OF THE RIGHTS

We may issue rights to purchase our common stock or preferred stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number, and the class or series, of shares of common stock or preferred stock purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire;

●	terms of the shares of common stock, shares of preferred stock or debt securities that may be purchased per each right;

●	the extent to which the rights are transferable;

●	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such right; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock or preferred stock, as applicable, at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF THE PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, depositary shares, government securities, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

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DESCRIPTION OF THE UNITS

We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular units will describe, among other things:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	the price or prices at which the units will be issued;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	if appropriate, any special United States federal income tax considerations applicable to the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

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PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis; or

●	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post- effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

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If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices that may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any shares of Class A common stock offered under this prospectus will be listed on the NYSE American (or other such exchange or automated quotation system on which the Class A common stock is listed), subject to official notice of issuance.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

●	commercial and savings banks;

●	insurance companies;

●	pension funds;

●	investment companies; and

●	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on March 28, 2025);

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 (filed on May 9, 2025), June 30, 2025 (filed on August 14, 2025) and September 30, 2025 (filed October 20, 2025);

●	our Current Reports on Form 8-K (or amendments thereto) filed on March 3, 2025, April 3, 2025, May 1, 2025, May 12, 2025 (as amended on June 27, 2025), July 16, 2025, (in each case, other than information furnished rather than filed pursuant to Item 2.02 or 7.01 or any such Current Report on Form 8-K); and

●	our Registration Statement on Form 8-A filed with the Commission September 11, 2024 (File No. 001-42274), in which there is described the terms, rights and provisions applicable to the shares of our Common Stock, including any amendment or report filed for the purpose of updating such description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date we stop offering securities pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (www.hcwc.com) is not incorporated into this prospectus.

You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Healthy Choice Wellness Corp.
Attention: Jeffrey E. Holman
3800 N. 28th Way, #1
Hollywood, Florida 33020
Telephone: (305) 600-5004

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Cozen O’Connor, P.C. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers, or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated balance sheet of HCWC and its subsidiaries as of December 31, 2024, and the related consolidated statements of operations, changes in equity, and cash flows for such year then ended have been audited by UHY LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. The report of UHY LLP with respect to such financial statements includes an emphasis of matter paragraph related to liquidity uncertainty and management’s plans to mitigate those matters. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated carve-out financial statements of HCWC and its subsidiaries as of December 31, 2023 and for the year in the period ended December 31, 2023, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which report includes an emphasis of matter paragraph related to the carve-out basis of accounting. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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$500,000,000

Class A Common Stock

PROSPECTUS SUPPLEMENT

CANTOR

Up to $2,625,000

August 26, 2026